UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2005

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

A.            Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.  This should be read in conjunction with our December 31, 2004 Report on Form 10-K filed on March 22, 2005.

B.                                     Supplemental Information

On March 22, 2005, the Registrant held a telephonic conference call.  During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

ATTENDANCE

Welcome to our year-end earnings conference call.  I’m pleased to report that 2004 was a landmark year for us both in terms of our operating results and what we achieved with our capital structure.  To start with, we added an award-winning ride in Revenge of the Mummy, which was on the heals of opening 2 other excellent attractions (Shrek 4-D and Jimmy Neutron’s Nicktoon Blast).  These attractions, as well as our marketing programs and excellent guest satisfaction scores, helped us post strong overall results.  We were able to leverage this performance to modify our capital structure, which included significantly lowering our annual debt amortization requirements.  As many of you know, we also issued debt at combined Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (Holdings).  During this call, I will discuss the results of both Holdings and Universal City Development Partners, Ltd. (UCDP).  Since UCDP is consolidated into Holdings, these entities generate similar operating results.  I will try to point out differences as we go.

Our paid attendance increased a very strong 14% versus prior year, setting a new annual record of 12.1 million.  New monthly records were established seven times, including our top five volume months.  In addition to the operating performance, other unusual factors affected our annual results.  This included four hurricanes hitting our state, which forced us to close our parks for three days.  This was the first time Central Florida had been directly hit by a hurricane since before Universal Studios Florida opened in 1990.  The lost revenue from these hurricanes offset the additional revenue generated from the change in our calendar year-end.

Our attendance increase was driven by growth in unique visitors, up 6% versus 2003, and (due to the strength of our multi-day ticket product) an increase in the number of days admissions per visitor from 1.59 to 1.61.  Attendance was extremely strong from all of our point of origin markets, including the international market up 26%, the outer United States market up 11%, and the Florida market up 9%.

FINANCIAL RESULTS

Let’s look now at our annual financial results.  Overall, we had an outstanding year.  We grew revenue by $13 million, or 19%, and improved EBITDA by $56 million, or 28%.

Our revenue growth was driven by several factors.  Pass revenue increased by $74 million, or 20%.  Merchandise and food revenues were up $32 million, or 18%.  These results were driven by both the favorable attendance results I mentioned earlier and increased spending on tickets, food, and merchandise along with improved yield.  We also showed significant growth in many of our other revenue streams, including CityWalk up 14% and Universal Parks & Resorts Vacations up 20%.

Total costs and operating expenses increased largely due to our higher volume.  Expenses were up about $70 million, or 10%.  This included $15 million accrued to fund performance related incentives and $10 million in an additional investment in our marketing.  This resulted in operating income being up more than $66 million with a margin of 16% in 2004 from 10% in 2003.  Other expense consists primarily of interest.  For UCDP, interest was favorable $7 million, or 6% compared to 2003.  This was primarily due to us paying more than $170 million in debt prepayments during 2004.  On a combined basis, interest was favorable $5 million.  This includes costs of Holdings bonds for part of December.

UCDP achieved another important milestone in 2004.  This was the 1st time since opening Universal’s Islands of Adventure, that we have generated positive net income.  For UCDP, our net income was $22 million, which was up $75 million from 2003.  As I mentioned earlier, Holdings had $2 million in incremental interest, which brought their net income to $20 million.

CAPITAL AND LIQUIDITY

As I mentioned earlier, our strong operating results provided us with the ability to modify our capital structure in December 2004.   First, I will discuss the impact to UCDP.  Prior to the refinancing, UCDP had more than $100 million in cash.  UCDP borrowed $550 million and secured $100 million in revolving credit.  Portion of these proceeds were used to repay our $507 million term loan.  We also distributed $92 million to Holdings, which left more than $35 million in cash at UCDP after paying transaction fees.

At Holdings, we issued $450 million in bonds.  We also received $92 million in distributions from UCDP (which gets eliminated during the consolidation of Holdings).  Holdings distributed $450 million to NBC Universal and Blackstone and retired $70 million in deferred fees.  After we paid transaction fees, Holdings on a stand-alone basis had $11 million in remaining cash.

On its term loan, UCDP also improved certain covenants, reduced our interest rate by 2%, and lowered annual amortization requirements to 1.0%, which is $5.5 million a year until 2011.  The partners also forgave $50 million in deferred fees, which was treated as an equity contribution on our books.

As we look at operating cash flow, UCDP generated $185 million in cash.  Holdings operating cash flow was $70 million less than UCDP’s due to the deferred fee payment.  Cash used from investing activities was $35 million.  This total included $40 million in capital additions, offset primarily by $4 million in proceeds generated from sales of undeveloped land.  At year-end, we continue to hold a strong liquidity position.  At UCDP, we had cash of $24 million and total liquidity of $124 million.  At Holdings, there is an additional $11 million in cash.

OUTLOOK

As we look towards 2005, we anticipate our annual growth to be back to normal historical percentages, which has ranged from 3% to 5%.  There are several timing items that are driving our first quarter results.  First is the impact of our calendar change.  Since the first quarter in 2004 had more peak December holiday attendance days than 2005, it is difficult to make year-to-year comparisons.  Easter is earlier this year.  This moves a high volume season period from April 2004 to March 2005.  The timing of Spring Break will help post strong first quarter results.  The underlying performance factors show year-to-year improvement – partially from continued recovery in international attendance and improved yield.   From a cash flow perspective, we have no intention to pay down incremental debt.  However, we do anticipate paying the remaining deferred fees to Vivendi Universal Entertainment by the end of 2005.

We also just received clearance from the SEC related to our S-4 for Holdings.  You will shortly be receiving your prospectus information.

C.            Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.”  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information.  When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements.  Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks;  the loss of material intellectual property rights used in our business; and the seasonality of our business.  There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: March 22, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: March 22, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)